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Exhibit 31.1

DIGITAL GENERATION, INC. AND SUBSIDIARIES

CERTIFICATION PURSUANT TO RULE 13a-14(a)/15d-14(a)

        I, Neil H. Nguyen, certify that:

1.
I have reviewed this Amendment No. 1 on Form 10-K/A of Digital Generation, Inc. (the "Registrant");

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2012	/s/ NEIL H. NGUYEN Neil H. Nguyen Chief Executive Officer and President

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  Exhibit 31.1
DIGITAL GENERATION, INC. AND SUBSIDIARIES